                                                                     Exhibit 4.2

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                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                              as Indenture Trustee

                         CLASS C(2003-2) TERMS DOCUMENT

                            dated as of June 4, 2003

                                       to

                        CARD SERIES INDENTURE SUPPLEMENT

                           dated as of October 9, 2002

                                       to

                             ASSET POOL 1 SUPPLEMENT

                           dated as of October 9, 2002

                                       to

                                    INDENTURE

                           dated as of October 9, 2002


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                                TABLE OF CONTENTS

                                                                                                Page
                                              ARTICLE I
                       Definitions and Other Provisions of General Application

Section 1.01.         Definitions ..........................................................       1

Section 1.02.         Governing Law ........................................................       6

Section 1.03.         Counterparts .........................................................       7

Section 1.04.         Ratification of Indenture, the Asset Pool 1 Supplement and Indenture
                      Supplement ...........................................................       7

                                              ARTICLE II
                                      The Class C(2003-2) Notes

Section 2.01.         Creation and Designation .............................................       8

Section 2.02.         Adjustments to Required Subordinated Percentages .....................       8

Section 2.03.         Interest Payment .....................................................       8

Section 2.04.         [RESERVED] ...........................................................       8

Section 2.05.         Payments of Interest and Principal ...................................       8

Section 2.06.         Targeted Deposit to the Class C Reserve Account ......................       9

Section 2.07.         Form of Delivery of Class C(2003-2) Notes; Depository;
                      Denominations ........................................................       9

Section 2.08.         Delivery and Payment for the Class C(2003-2) Notes ...................       9

Section 2.09.         Targeted Deposits to the Accumulation Reserve Account ................       9

Section 2.10.         Tax Treatment ........................................................       9

         THIS CLASS C(2003-2) TERMS DOCUMENT (this "Terms Document"), by and between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, DE 19805 and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"), is made and entered into as of June 4, 2003.

         Pursuant to this Terms Document, the Issuer shall create a new tranche of Class C Notes and shall specify the principal terms thereof.

                                   ARTICLE I

             Definitions and Other Provisions of General Application

         Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

              (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (2) all other terms used herein which are defined in the Indenture Supplement, the Asset Pool 1 Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

              (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

              (4) all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document;

              (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

              (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Asset Pool 1 Supplement, the Indenture or the Transfer and Administration Agreement, the terms and provisions of this Terms Document shall be controlling;

              (7) each capitalized term defined herein shall relate only to the Class C(2003-2) Notes and no other Tranche of Notes issued by the Issuer; and

              (8) "including" and words of similar import will be deemed to be followed by "without limitation."

         "Accumulation Period Amount" means $18,750,000.00; provided, however, if the Accumulation Period Length is determined to be less than twelve (12) months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Accumulation Period Amount shall be the amount specified in the definition of "Accumulation Period Amount" in the Indenture Supplement.

         "Accumulation Reserve Funding Period" shall mean, (a) if the Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Funding Period and (b) otherwise, the period (x) commencing on the earliest to occur of (i) the Monthly Period beginning three (3) calendar months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class C(2003-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, (ii) the Monthly Period following the first Distribution Date following and including the May 2004 Distribution Date for which the Quarterly Excess Spread Percentage is less than 2%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 12 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class C(2003-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, (iii) the Monthly Period following the first Distribution Date following and including the November 2004 Distribution Date for which the Quarterly Excess Spread Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 6 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class C(2003-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, and (iv) the Monthly Period following the first Distribution Date following and including the January 2005 Distribution Date for which the Quarterly Excess Spread Percentage is less than 4%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 4 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class C(2003-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement and (y) ending on the close of business on the last day of the Monthly Period preceding the earlier to occur of (i) the Expected Principal Payment Date for the Class C(2003-2) Notes and (ii) the date on which the Class C(2003-2) Notes are paid in full.

         "Aggregate Class C Unencumbered Amount" means an amount equal to (a) the Adjusted Outstanding Dollar Principal Amount of all Class C Notes in the Card Series minus (b) the sum of the Required Subordinated Amount of Class C Notes for all Class A Notes in the Card Series plus the Unencumbered Required Subordinated Amount of Class C Notes for all Class B Notes in the Card Series.

         "Asset Pool 1 Supplement" means the Asset Pool 1 Supplement dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

         "Base Rate" means, with respect to any Monthly Period, the sum of (a) the Card Series Servicing Fee Percentage and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card Series Notes) of the following:

              (i) in the case of a Tranche of Card Series Dollar Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in the following Monthly Period;

              (ii) in the case of a Tranche of Card Series Discount Notes, the rate of accretion (converted to an accrual rate) of such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in the following Monthly Period;

              (iii) in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; provided, however, that in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest in which the rating on such Tranche of Card Series Notes is not dependant upon the rating of the applicable Derivative Counterparty, the amount determined pursuant to this clause (iii) will be the higher of (1) the rate determined pursuant to this clause (iii) above and (2) the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; and

              (iv) in the case of a tranche of Card Series Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related Terms Document.

         "Class C(2003-2) Adverse Event" means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class C(2003-2) Notes or (b) an Event of Default and acceleration of the Class C(2003-2) Notes.

         "Class C(2003-2) Note" means any Note, substantially in the form set forth in Exhibit A-3 to the Indenture Supplement, designated therein as a Class C(2003-2) Note and duly executed and authenticated in accordance with the Indenture.

         "Class C(2003-2) Noteholder" means a Person in whose name a Class C(2003-2) Note is registered in the Note Register.

         "Class C Reserve Account Percentage" means, (i) zero, if the Quarterly Excess Spread Percentage on such Distribution Date is greater than or equal to 4.50%, (ii) 1.25%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.25%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 4.00% and greater than or equal to 3.50%, (iv) 3.00%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 3.50% and greater than or equal to 3.00%; (v) 4.50%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 3.00% and greater than or equal to 2.50%, (vi) 5.50%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 2.50% and greater than or equal to 2.00%, and
(vii) 7.25%, if the Quarterly Excess Spread Percentage on such Distribution Date is less than 2.00%.

         "Class C(2003-2) Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(2003-2) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

         "Encumbered Required Subordinated Amount of Class D Notes" means, for the Class C(2003-2) Notes, an amount equal to the product of (a) the aggregate Required Subordinated Amount of Class D Notes for all Class A Notes in the Card Series plus the sum of the Unencumbered Required Subordinated Amount of Class D Notes for all Class B Notes in the Card Series and (b) the percentage equivalent of a fraction, the numerator of which is the Adjusted Outstanding Dollar Principal Amount of the Class C(2003-2) Notes and the denominator of which is the Adjusted Outstanding Dollar Principal Amount of all Class C Notes in the Card Series.

         "Excess Spread Percentage" shall mean, with respect to any Distribution Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for such Monthly Period.

         "Expected Principal Payment Date" means June 15, 2006.

         "Initial Dollar Principal Amount" means $225,000,000.

         "Indenture" means the Indenture dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

         "Indenture Supplement" means the Card Series Indenture Supplement dated as of October 9, 2002, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

         "Interest Payment Date" means the fifteenth day of each month commencing in July 2003, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

         "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) through the day preceding such Interest Payment Date.

         "Issuance Date" means June 4, 2003.

         "Legal Maturity Date" means April 15, 2009.

         "Note Interest Rate" means a rate per annum equal to 4.32%.

         "Paying Agent" means The Bank of New York.

         "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

         (a) the numerator of which is equal to the sum of:

             (i) the aggregate amount of Finance Charge Amounts allocated to the Card Series with respect to such Monthly Period; plus

             (ii) the aggregate amount of Interest Funding sub-Account Earnings on all Tranches of Card Series Notes for such Monthly Period; plus

             (iii) any amounts to be treated as Card Series Finance Charge Amounts pursuant to Sections 3.20(d) and 3.27(a) of the Indenture Supplement; minus

             (iv) the excess, if any, of (1) the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings Shortfall over
         (2) the sum of the aggregate amount to be treated as Card Series Finance Charge Amounts for such Monthly Period pursuant to Sections 3.04(a)(ii) and 3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of Card Series Notes for such Monthly Period; minus

             (v)   the Card Series Default Amount for such Monthly Period; and

         (b) the denominator of which is the numerator used in the calculation of the Card Series Floating Allocation Percentage for such Monthly Period.

         "Quarterly Excess Spread Percentage" means, (i) with respect to the July 2003 Distribution Date, the Excess Spread Percentage with respect to the immediately preceding Monthly Period, (ii) with respect to the August 2003 Distribution Date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding two Monthly Periods and the denominator of which is two, and (iii) with respect to the September 2003 Distribution Date and each Distribution Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

         "Record Date" means, for any Distribution Date, the last Business Day of the preceding Monthly Period.

         "Required Accumulation Reserve sub-Account Amount" means, with respect to any Monthly Period during the Accumulation Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class C(2003-2) Notes as of the close of business on the last day of the preceding Monthly Period or (ii) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.

         "Required Subordinated Amount of Class D Notes" means, for the Class C(2003-2) Notes, an amount equal to the sum of (a) the Unencumbered Required Subordinated Amount of Class D Notes for such Class C(2003-2) Notes and (b) the Encumbered Required Subordinated Amount of Class D Notes for such Class C(2003-2) Notes; provided, however, that for any date of determination, unless
(i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the Required Subordinated Amount of Class D Notes for the Class C(2003-2) Notes will not be less than an amount equal to 1.5229% of the Initial Dollar Principal Amount of the Class C(2003-2) Notes, provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class C(2003-2) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class C(2003-2) Notes will be the greatest of (x) the amount determined above for such date of determination, (y) the amount determined above for the date immediately prior to the date on which such Class C(2003-2) Adverse Event shall have occurred and (z) unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the amount determined pursuant to the preceding proviso.

         "Required Subordinated Percentage of Class D Notes" means, for the Class C(2003-2) Notes, 1.5229%, subject to adjustment in accordance with Section 2.02.

         "Stated Principal Amount" means $225,000,000.

         "Unencumbered Amount" means, for the Class C(2003-2) Notes, an amount equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is the Aggregate Class C Unencumbered Amount and the denominator of which is the Adjusted Outstanding Dollar Principal Amount of all Class C Notes in the Card Series and (b) the Adjusted Outstanding Dollar Principal Amount of the Class C(2003-2) Notes.

         "Unencumbered Required Subordinated Amount of Class D Notes" means, for the Class C(2003-2) Notes, an amount equal to the product of (a) the Unencumbered Amount for the Class C(2003-2) Notes and (b) the Required Subordinated Percentage of Class D Notes for the Class C(2003-2) Notes.

         Section 1.02. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 1.03. Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

         Section 1.04. Ratification of Indenture, the Asset Pool 1 Supplement and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool 1 Supplement as so supplemented by the Indenture Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.

                               [END OF ARTICLE I]

                                   ARTICLE II

                            The Class C(2003-2) Notes

         Section 2.01. Creation and Designation. There is hereby created a tranche of Card Series Class C Notes to be issued pursuant to the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement to be known as the "Card Series Class C(2003-2) Notes."

         Section 2.02. Adjustments to Required Subordinated Percentages. (a) On any date, the Issuer may increase the Required Subordinated Percentage of Class D Notes for the Class C(2003-2) Notes without the consent of any Noteholders or the Note Rating Agencies.

         (b) On any date, the Issuer may reduce the Required Subordinated Percentage of Class D Notes for the Class C(2003-2) Notes, provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card Series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Class C(2003-2) Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for the Master Trust and an Issuer Tax Opinion.

         Section 2.03. Interest Payment.

         (a) For each Interest Payment Date, the amount of interest due with respect to the Class C(2003-2) Notes shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate, times (ii) the Outstanding Dollar Principal Amount of the Class C(2003-2) Notes determined as of the Record Date preceding the related Distribution Date; provided, however, that for the first Interest Payment Date the amount of interest due is $1,107,000.00. Any interest on the Class C(2003-2) Notes will be calculated on the basis of a 360-day year and twelve 30-day months.

         (b) Pursuant to Section 3.03 of the Indenture Supplement, on each Distribution Date, the Indenture Trustee shall deposit into the Class C(2003-2) Interest Funding sub-Account the portion of Card Series Finance Charge Amounts allocable to the Class C(2003-2) Notes.

         Section 2.04. [RESERVED].

         Section 2.05. Payments of Interest and Principal.

         (a) Any installment of interest or principal, if any, payable on any Class C(2003-2) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class C(2003-2) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

         (b) The right of the Class C(2003-2) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class C(2003-2) Termination Date.

         Section 2.06. Targeted Deposit to the Class C Reserve Account. The deposit targeted to be made to the Class C Reserve sub-Account for the Class C(2003-2) Notes for any Distribution Date will be an amount equal to (i) to the product of (A) Class C Reserve Account Percentage for the related Monthly Period times (B) the sum of the Initial Outstanding Dollar Principal Amounts of each tranche of Outstanding Card Series Notes as of the last day of the preceding Monthly Period times (C) a fraction, the numerator of which is the Nominal Liquidation Amount of the Class C(2003-2) Notes as of the close of business on the last day of the preceding Monthly Period and the denominator of which is the Nominal Liquidation Amount of all Class C Notes in the Card Series as of the close of business on the last day of the preceding Monthly Period, minus (ii) any amount previously on deposit in the Class C(2003-2) Reserve sub-Account prior to such targeted deposit; provided however, that if an Early Redemption Event or Event of Default occurs with respect to the Class C(2003-2) Notes, the deposit targeted will be the Adjusted Outstanding Dollar Principal Amount of the Class C(2003-2) notes minus the amount then on deposit in such sub-Account.

         Section 2.07. Form of Delivery of Class C(2003-2) Notes; Depository; Denominations.

         (a) The Class C(2003-2) Notes shall be delivered in the form of a global Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.

         (b) The Depository for the Class C(2003-2) Notes shall be The Depository Trust Company, and the Class C(2003-2) Notes shall initially be registered in the name of Cede & Co., its nominee.

         (c) The Class C(2003-2) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

         Section 2.08. Delivery and Payment for the Class C(2003-2) Notes. The Issuer shall execute and deliver the Class C(2003-2) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class C(2003-2) Notes when authenticated, each in accordance with Section 303 of the Indenture.

         Section 2.09. Targeted Deposits to the Accumulation Reserve Account.

         The deposit targeted to be made to the Accumulation Reserve Account for any Monthly Period during the Accumulation Reserve Funding Period will be an amount equal to the Required Accumulation Reserve sub-Account Amount.

         Section 2.10. Tax Treatment. Notwithstanding any other express or implied agreement to the contrary, each of the Issuer and the Class C(2003-2) Noteholders are hereby deemed to agree that they and any recipient of the Prospectus Supplement dated May 29, 2003 and the Prospectus dated May 27, 2003, each relating to the Class C(2003-2) Notes (or their employees, representatives, or other agents), may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of any transaction relating to the Issuer or the Class C(2003-2) Notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such Tax Treatment and Tax Structure. For purposes of this Section 2.10, "Tax Treatment" refers to the purported or claimed treatment of the Issuer and the Class C(2003-2) Notes under the Internal Revenue Code, and "Tax Structure" refers to any fact that may be relevant to understanding such Tax Treatment. It is hereby confirmed that each of the foregoing have been deemed to so agree since the commencement of discussions regarding the Class C(2003-2) Notes.

                               [END OF ARTICLE II]

                  IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

                    CAPITAL ONE MULTI-ASSET EXECUTION TRUST, by DEUTSCHE BANK TRUST COMPANY
                    DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust



                    By:  /s/ Michele Voon
                         --------------------------------------------------
                         Name:  Michele Voon
                         Title: Attorney-in-Fact

                    THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity



                    By:  /s/ Allison R. Clan
                         --------------------------------------------------
                         Name:  Allison R. Clan
                         Title: Assistant Treasurer

             [Signature Page to the Class C(2003-2) Terms Document]